Exhibit 11.1

NATUZZI S.P.A. INSIDER TRADING POLICY

and Guidelines with Respect to Certain Transactions in Company Securities

General Statement/Abstract

Natuzzi S.p.A. is currently listed on the New Yok Stock Exchange (“NYSE”) and, as such, subject to the US Securities laws.

As a general principle, US Securities laws prohibit insiders of a public company, such as members of the board of directors, officers and employees, from trading in the securities of that company on the basis of “inside” (or privileged) information.

Please note that the procedures described below are Company policy. They are not intended to replace the primary responsibility of each board member, officer and employee to understand and comply with the prohibition on insider trading under US securities laws in force.

If anyone subject to this policy has any questions about this policy or such person’s obligations under federal and state securities laws generally, please contact the Insider Trading Compliance Officer (as defined hereafter).

Introduction

Employees, officers, directors of Natuzzi S.p.A. and its subsidiaries, together with their Family Members (collectively defined as “Designated Insiders”) are individually responsible to understand and comply with this Policy.

This Insider Trading Policy (the “Policy”) provides guidelines to employees, officers and directors of Natuzzi S.p.A. and its subsidiaries (the “Company”) with respect to transactions in the Company’s securities. The Company has adopted this policy and the procedures set forth herein to help prevent insider trading and to assist the Company’s employees, officers and directors in complying with their obligations under the U.S. Federal Securities Laws.

Those Designated Insiders who intend to deal in the securities of Natuzzi S.p.A. must contact the Insider Trading Compliance Officer at the investor_relations@natuzzi.com , or at +39 080 8820.812, to pre-clear the transactions [as per the pre-dealing procedure as described hereunder].

Applicability of Policy

This Policy applies to all transactions in any of the Company’s securities and any other equity or debt securities the Company may issue from time to time.

It applies to all employees, officers and directors of the Company and members of their immediate families who reside with them or anyone else who lives in their household and family members who live elsewhere but whose transactions in Company securities are directed by such employees, officers and directors or subject to their influence and control (collectively referred to as “Family Members”).

This Policy also imposes specific black-out period and pre-clearance procedures on officers, directors and certain other designated employees who receive or have access to Material Non-Public Information (as defined below) regarding the Company.

The current “Insider Trading Compliance Officer” referred to herein is the Group CFO who is responsible for the administration of this Insider Trading Policy.

Definition of Material Non-Public Information

It is not possible to define all categories of material information.

However, information should be regarded as material if there is a substantial likelihood that it would be considered important to a reasonable investor in making a voting decision or an investment decision to buy, hold or sell securities.

Any information that could be expected to affect the market price of the Company’s securities, whether such information is positive or negative, should be considered material. Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions as to the materiality of particular information should be resolved in favor of materiality, and trading should be avoided. Officers, directors and certain other employees are subject to the Blackout Period provisions, as described below.

While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information may include:

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Financial results;
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Projections of future earnings or losses;
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News of a pending or proposed merger, acquisition or tender offer;
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News of a pending or proposed acquisition or disposition of significant assets;
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Actions of regulatory agencies;
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News of a pending or proposed acquisition or disposition of a subsidiary;
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Impending bankruptcy or financial liquidity problems;
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Gain or loss of a significant customer or supplier;
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Significant operational issues or supply problems;
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Significant pricing changes;
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Stock splits and stock repurchase programs;
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New equity or debt offerings;
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Significant litigation exposure due to actual or threatened litigation; and
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Changes in senior management.

“Material Non-Public Information” is material information that has not been previously disclosed to the general public through a press release or securities filings and is otherwise not available to the general public.

Statement of Policy

General Policy

It is the policy of the Company to oppose the unauthorized disclosure of any non-public information acquired in the workplace, the use of Material Non-Public Information in securities trading and any other violation of applicable securities laws.

Specific Policies

Trading on Material Non-Public Information.

No employee, officer or director of the Company and its subsidiaries and no Family Member of any such person, shall engage in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses Material Non-Public Information concerning the Company and ending at the close of business on the second Trading Day (as defined below) following the date of public disclosure of that information, or at such time as such non-public information is no longer material. As used in this Policy, the term “Trading Day” shall mean a day on which national stock exchanges are open for trading. If, for example, the Company were to make an announcement on a Monday, Designated Insiders (as defined below) shall not trade in the Company’s securities until Thursday.

Tipping.

No employee, officer or director of the Company shall disclose or pass on (“tip”) Material Non-Public Information to any other person, including a Family Member or friend, nor shall such person make recommendations or express opinions on the basis of Material Non-Public Information as to trading in the Company’s securities.

Confidentiality of Non-Public Information.

Non-Public information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden.

Liability for Insider Trading.

Any employee, officer or director who engages in a transaction in the Company’s securities at a time when they have knowledge of Material Non-Public Information may be subject to penalties and sanctions, according to the US Law.

Possible Company-Imposed Disciplinary Actions.

Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include, among others, termination of employment.

Trading Blackout Period.

To ensure compliance with this Policy and applicable federal securities laws, and to avoid even the appearance of trading on the basis of inside information, the Company requires that its Designated Insiders refrain from conducting transactions involving the purchase or sale of the Company’s securities during the Blackout Periods as defined below.

The Blackout Period will commence at least two weeks before the day in which the Company’s Board of Directors is expected to meet to approve the interim financial results and will end at the close of business on the second Trading Day following the date of public disclosure of the financial results for such fiscal quarter.

The Insider Trading Compliance Officer will be in charge from time to time of communicating the beginning of the Blackout Period to the list of the relevant employees and directors identified time to time.

In addition to the Blackout Periods described above, the Company may announce “special” Blackout Periods from time to time. Typically, this will occur when there are non-public developments that would be considered material for insider trading law purposes, such as, among other things, developments relating to regulatory proceedings or a major corporate transaction. Depending on the circumstances, a “special” Blackout Period may apply to the above-mentioned list. The Insider Trading Compliance Officer will inform such employees and directors subject to a “special” Blackout Period.

The failure of the Insider Trading Compliance Officer to designate a person as being subject to a “special” Blackout Period will not relieve that person of the obligation not to trade while aware of Material Non-Public Information. The purpose behind the Blackout Period is to help establish a diligent effort to avoid any improper transactions. Trading in the Company’s securities outside a Blackout Period should not be considered a “safe harbor”, and all employees, officers and directors and other persons subject to this Policy should use good judgment at all times. Even outside a Blackout Period, any person possessing Material Non-Public Information concerning the Company should not engage in any transactions in the Company’s securities until such information has been known publicly for at least two Trading Days after the date of announcement. Although the Company may from time to time impose special Blackout Periods, because of developments known to the Company and not yet disclosed to the public, each person is individually responsible at all times for compliance with the prohibitions against insider trading.

Applicability of Policy to Inside Information Regarding Other Companies

This Policy and the guidelines described herein also apply to Material Non-Public Information relating to other companies, including the Company’s customers, vendors or suppliers (“business partners”), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. Civil and criminal penalties, and termination of employment, may result from trading on inside information regarding the Company’s business partners. All employees should treat Material Non-Public Information about the Company’s business partners with the same care required with respect to information related directly to the Company.

Internal Dealing

Natuzzi S.p.A. is incorporated under the laws of the Republic of Italy and, as such, is considered as a Foreign Private Issuer (“FPI”) according to the US securities laws. In particular, the Company is subject to the information reporting requirements of the US Securities and Exchange Act of 1934 (the “Exchange Act”), among which the obligations under Section 13D* of the Exchange Act (“Beneficial Ownership Reports”).

Under the Section 13D, anyone (including, officers and members of the Board of Directors of the Company) who owns 5% or more of Natuzzi shares, must file within 10 days a 13D report with the SEC, anytime:

(i)
his/her ownership reaches 5% or more and, subsequently,
(ii)
at each time that his/her ownership goes up or down by 1% relative to the ownership stated in the previous 13D report.

Therefore, it is not fundamental, for reporting obligation purposes, the amount per se of Natuzzi shares that a person buys or sells; instead, it is important to determine if such person’s ownership in Natuzzi share capital has increased or decreased by 1% relative to her/his previous 13D report.

As an example, a person states in their initial 13D report that she/he owns 6.3% of Natuzzi. That person can buy and sell Natuzzi shares and does not need to make any additional filings unless her/his ownership rises to 7.3% or greater (a 1% increase) or falls to 5.3% or lower (a 1% decrease) relative to the previous 13D report. In other terms, any transactions that increase her/his holding up to 7.2% (only a 0.9% increase) or decrease her/his holding down to 5.4% (only a 0.9% decrease) do not need to be reported because there has not been a 1% change since the prior 13D.

These are the rules currently in force under the US laws. However, it is everyone’s responsibility to ask for updates on this matter, in case of future needs. Please contact the Insider Trading Compliance Officer’s office (as defined in this policy) for any questions regarding the Internal Dealing.

* Depending upon the facts and circumstances, the person or group of persons may be eligible to file the more abbreviated Schedule 13G in lieu of Schedule 13D.

Communications with the Public

The Company is subject to the SEC’s Regulation FD and must avoid selective disclosure of Material Non-Public Information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. Pursuant to Company policy, only the executive officers who have been authorized to engage in communications with the public may disclose information to the public regarding the Company and its business activities and financial affairs. The public includes, without limitation, research analysts, portfolio managers, financial and business reporters, news media and investors. In addition, because of the risks associated with the exchange of information through such communications media, employees are strictly prohibited from posting or responding to messages containing information regarding the Company on Internet “bulletin boards,” Internet “chat rooms” or in similar online forums. Employees who inadvertently disclose any Material Non-Public Information must immediately advise the Insider Trading Compliance Officer so the Company can assess its obligations under Regulation FD and other applicable securities laws.

Pre-clearance of Trades

The Company has determined that all employees, officers and directors and their Family Members must refrain from trading in the Company’s securities, without first complying with the Company’s “pre-clearance” process.

Each of the Designated Insiders who intends to deal in the securities of the Company must contact the Company’s Insider Trading Compliance Officer at the investor_relations@natuzzi.com, or at +39 080 8820.812, not less than two (2) business days prior to commencing any trade in the Company’s securities. This pre-clearance requirement applies to any transaction or transfer involving the Company’s securities.

The Insider Trading Compliance Officer must pre-clear each proposed trade or transfer. The Insider Trading Compliance Officer is not under any obligation to approve a trade submitted for pre-clearance and may determine not to permit a trade.

To facilitate the process, the Company has prepared a pre-clearance form, attached hereto as Exhibit A, to be completed and provided to the Insider Trading Compliance Officer. The Insider Trading Compliance Officer will assist with the approval process.

No trade or transfer may be effected until the requesting employee, officer or director has received the approved Pre-Clearance Request Form, even if two (2) business days have passed since the Pre-Clearance Request Form was submitted.

EXHIBIT A

NATUZZI S.P.A.: PRE-CLEARANCE REQUEST FORM

To: Natuzzi S.p.A. (the “Company”)

Attn. Insider Trading Compliance Officer

From: _________________________

Re: Proposed transaction in the Company’s Securities

This is to advise you that the undersigned intends to execute a transaction in the Company’s securities on MONTH DAY, YEAR and thereafter until the trading window shall close and does hereby request that the Company pre-clear the transaction as required by the Company’s Insider Trading Policy (the “Policy”).

[The general nature of the transaction is as follows (i.e. open market sale/purchase of XX,xxx shares; privately negotiated sale/purchase of YY,yy ordinary shares; implementation of a trading plan under SEC Rule 10b5-1 etc.):

______________________________________________________________________________]

The undersigned is not in possession of Material Non-Public Information (as defined in the Insider Trading Policy) about the Company and will not enter into the transaction if the undersigned comes into possession of Material Non-Public Information about the Company between the date hereof and the proposed trade execution date.

The undersigned has read and understands the Policy and certifies that the above proposed transaction will not violate the Policy.

The undersigned agrees to advise the Company promptly if, as a result of future developments, any of the foregoing information becomes inaccurate or incomplete in any respect. The undersigned understands that the Company may require additional information about the transaction and agrees to provide such information upon request.

Dated:

Very truly yours, [Print Name] [Signature]

Approved by: Insider Trading Compliance Officer [Signature]